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                            PARTICIPATION AGREEMENT

                                    BETWEEN

            NATWEST BANK N.A. AND REPUBLIC NATIONAL BANK OF NEW YORK


                 PARTICIPATION AGREEMENT, dated as of September __, 1995, between NATWEST BANK N.A. ("the Bank" or "NatWest ") and REPUBLIC NATIONAL BANK OF NEW YORK ("the Participant" or "RNB").

                 WHEREAS, concurrently with the execution hereof, RNB, NatWest, Movie Star, Inc. ("Movie Star") and RNB, as Agent, are entering into the Credit and Security Agreement (the "Credit Agreement") which agreement restructures the obligations of Movie Star to RNB and NatWest previously incurred under separate credit facilities extended to Movie Star by RNB and NatWest;

                 WHEREAS, the Credit Agreement contemplates that RNB shall purchase a sixty percent (60%) participation in certain documentary letters of credit issued by NatWest for the account of Movie Star under the credit facility previously extended to Movie Star by NatWest , and indemnify NatWest for sixty percent (60%) of any amounts NatWest may be liable for under any outstanding steamship guaranties and airway releases made by NatWest in connection with such documentary letters of credit to the extent not reimbursed by the Applicant therefor;

                 NOW, THEREFORE, the parties hereby agree as follows:

                 Section 1. Definitions. When used in this Agreement, the terms defined below shall have the meanings specified, such meanings being equally applicable to the singular and plural forms of such terms.

                 Section 1.1 "Agent" shall mean RNB, in its capacity as Agent under the Credit Agreement and related agreements and documents.

                 Section 1.2 "Airway Release" shall mean any airway release issued or made by NatWest in connection with a Letter of Credit.

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                 Section  1.3   "Applicant" means, with respect to any Letter
of Credit, any party which has applied for such Letter of Credit, whether as applicant or account party, and owes an Obligation with respect thereto.

                 Section 1.4 "Beneficiary" means, with respect to any Letter of Credit, the person who is entitled by the terms of such Letter of Credit to draw or demand payment thereunder.

                 Section 1.5 "Business Day" shall mean a day on which the Agent, RNB and NatWest are each open for the regular transaction of business in New York, New York.

                 Section 1.6 "Collateral" shall mean any property securing the Obligations, and shall include the Collateral, as such term is defined in the Credit Agreement.

                 Section 1.7 "Credit Agreement" shall have the meaning set forth in the first "Whereas" clause hereof.

                 Section 1.8 "Credit Documents" shall mean each of the following, as amended from time to time: each Letter of Credit, the application therefor or similar agreement pursuant to which such Letter of Credit was issued and/or which evidences the Obligations with respect to such Letter of Credit, and any guarantee, security or similar agreement evidencing or providing for any guarantee, collateral or other similar support for such Obligations, each Steamship Guaranty and each Airway Release.

                 Section 1.9 "Effective Federal Funds Rate" shall mean, for any day, a rate per annum equal to the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System, arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

                 Section 1.10 "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated the date hereof, by and among the Bank, the Participant and the Agent, as such agreement may be amended from time to time.

                 Section 1.11 "Letter of Credit" shall mean those letters of credit issued by the Bank listed on Exhibit A hereto.

                 Section 1.12 "Obligations" means, with respect to any Letter of Credit, (i) the related Reimbursement Obligation; and (ii) if provided in the related Credit Documents, the obligation of an Applicant to pay to the Bank fees and any other amounts owing thereunder.

                 Section 1.13 "Participation" shall have the meaning set forth in Section 2.1 hereof.

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                 Section  1.14   "Reimbursement Obligation" shall mean, with
respect to any Letter of Credit, the obligation of an Applicant to reimburse the Bank in the amount of each payment to the Beneficiary by the Bank thereunder, and with respect to such Letter of Credit, the obligation of an Applicant to reimburse the Bank in the amount of any payments made in connection with any Steamship Guaranty or Airway Release, together with interest thereon to the extent provided in the related Credit Documents.

                 Section 1.15 "Steamship Guaranty" shall mean any steamship guaranty issued or made by NatWest in connection with a Letter of Credit.

                 Section 1.16 Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Intercreditor Agreement.

                 Section 2.  Purchase and Sale of Participation.

                 Section 2.1 Subject to the terms and conditions of this Agreement, the Bank hereby sells and assigns to the Participant, without recourse, and the Participant hereby purchases from the Bank an undivided sixty percent (60%) participation interest in the Letters of Credit and the related Reimbursement Obligations (the "Participation") .

                 Section 2.2 If at any time the Bank shall make a payment to the Beneficiary in respect of a drawing or demand under a Letter of Credit made in substantial compliance with the terms and conditions thereof, or shall make a payment in respect of any Airway Release or Steamship Guaranty, the Bank shall give written notice (which may be by telecopier) of such payment to the Participant. The Participant shall pay to the Bank, not later than the Business Day following the Business Day on which the Participant receives such written notice, in immediately available funds by wire transfer to the account of the Bank set forth on Exhibit B hereto, sixty percent (60%) of the amount of such drawing. The payment of such amount shall constitute payment of the purchase price for the Participation of the Participant in the related Letter of Credit and Reimbursement Obligation, or, in the event there remain outstanding undrawn amounts under such Letter of Credit, such payment shall constitute partial payment of such purchase price. In the event that the Participant does not make such payment in such manner on such Business Day, the Bank shall be entitled to recover from the Participant interest on the amount of such payment at the Effective Federal Funds Rate for the period commencing on (and including) such Business Day and ending on (and excluding) the Business Day on which such payment, together with interest as provided herein, shall be made by the Participant to the Bank in such immediately available funds; provided, however, that notwithstanding any provision hereof to the contrary, during any period in which the Participant is legally prohibited or enjoined from making to the Bank hereunder any payment on which interest is accruing, such interest shall accrue at the Effective Federal Funds Rate. In the event that the Applicant shall have paid, prior to a


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drawing under a Letter of Credit, any portion of such drawing, the Bank shall reduce the amount payable to the Bank by the Participant hereunder by the Participant's pro rata share of the amount so paid by the Applicant.

                 Section 3. The Participation purchased by the Participant hereunder shall be without recourse to the Bank and for the Participant's own account and risk, and the Bank makes no representation or warranty as to, and shall have no responsibility for: the due authorization, execution or delivery by the Applicant of any Credit Documents or any drafts or other documents presented in connection with drawings under any Letter of Credit or payments made in connection with any Airway Release or Steamship Guaranty; the legality, validity, sufficiency, enforceability or collectibility of any Credit Documents or such drafts or other documents; the title to, the value of, or the validity, perfection or priority of any security interest in, any collateral or other support for any Obligations; any representation or warranty made by, or any information provided by the Applicant; the performance or observance by the Applicant of any of the provisions of any Credit Documents; the financial condition of the Applicant; or (except as other expressly provided herein) any other matter relating to the Applicant, any Letter of Credit or the related Credit Documents, and any Obligations or any collateral or other support for such Obligations.

                 Section 4.  Payments and Remittances.

                 Section 4.1 (a) So long as the Participant has made all payments required to be made by it under the terms of this Agreement, and subject to the remaining terms of Section 4 hereof, the Bank shall, within one Business Day following receipt thereof, remit to the Participant in immediately available funds to the account of the Participant identified on Exhibit B hereto the Participant's share (determined in accordance with clauses (ii) and (iii) of Section 4.1(e) hereof) of any payment made to the Bank in respect of the Letters of Credit and the Obligations. The Participant shall not be entitled to receive any interest in respect of any Reimbursement Obligation which accrued prior to the date that the Participant paid, in accordance with
Section 2.2 hereof, the purchase price for its Participation in such Reimbursement Obligation and the related Letter of Credit.

                 (b) The Bank shall maintain for and in the name of the Participant one or more accounts established by the Bank in respect of the Participation which shall reflect the interest of the Participant from time to time in the Letters of Credit and the Obligations. The Bank shall render to the Participant not less frequently than once per month a statement as to receipts of payments and accruals of interest during the preceding month in respect of the Letters of Credit and the Obligations.

                 (c) This Agreement and the Bank's books and records marked to indicate the Participation will serve to document the Participant's Participation in the Letters of Credit and the Obligations. The failure of the Bank to mark any such


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records shall not affect or impair any of any Participant's rights or obligations hereunder.

                 (d) In the event that the Bank incurs costs and expenses relating to the enforcement of its rights under the Credit Documents and the collection of amounts owing thereunder, then all amounts paid to or realized by the Bank in respect of the Obligations, or from the Collateral securing the same, or otherwise in respect of the Credit Documents, shall be applied, subject to any contrary provision of the Intercreditor Agreement, (i) first, to the costs and expenses of the Bank including, without limitation, reasonable attorney's fees and expenses, incurred in obtaining such payment or realization and otherwise incurred by the Bank in connection with the Obligations or in protecting, preserving, selling or otherwise disposing of such Collateral (other than ordinary and customary loan administration costs), (ii) second, to accrued and unpaid interest in respect of the Obligations, to be shared between the Bank and the Participant in accordance with their respective interests in accrued and unpaid interest thereon, and (iii) third, to the outstanding principal of the Obligations, pro rata between the Bank and the Participant.

                 (e) If the Bank determines at any time that any amount received or collected by the Bank in respect of any Letter of Credit or Reimbursement Obligation must be returned to the Applicant or paid to any other person or entity pursuant to any insolvency law or otherwise, then, notwithstanding any other provision of this Agreement, the Bank shall not be required to distribute any portion thereof to the Participant, and the Participant shall promptly on demand by the Bank repay any portion thereof that the Bank shall have distributed to the Participant, together with interest thereon at the Effective Federal Funds Rate for the period beginning on the earlier to occur of the date that the Bank makes any such payment to the Applicant or other person or entity or the date that the Bank becomes obligated to pay interest (on the amount to be paid) to the Applicant or other person or entity, and ending on the date that the Participant makes payment in full to the Bank under this Section 4.1(e).

                 Section 4.2 The Participant shall be entitled to receive from the Bank a sixty percent (60%) share of the amount of all fees payable in respect of any Letter of Credit and any drawings thereunder which are (x) calculated based on a percentage of the face amount of such Letter of Credit or the amount of any drawing thereunder, and (y) become due and are actually paid to the Bank after the date hereof. The Participant shall not be entitled to receive from the Bank any fixed fees payable in respect of any Letter of Credit, which fees may be kept by the Bank for its own account.

                 Section  4.3  Each payment by the Bank under Sections 4.1 or
4.2 hereof shall be made by the Bank within one Business Day following receipt by the Bank of the funds, amounts or proceeds from which any such payment is to be made, and the Bank shall pay to the Participant interest on any such payment for the period


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beginning on (and including) the second Business Day following the Business Day on which such funds, amounts or proceeds were received by the Bank and ending on (but excluding) the date on which the Bank makes payment in accordance with Sections 4.1 or 4.2 hereof, as the case may be, to the Participant, at the Effective Federal Funds Rate; provided, however, that notwithstanding any provision hereof to the contrary, during any period in which the Bank is legally prohibited or enjoined from making any such payment, such interest shall accrue at the Effective Federal Funds Rate.

                 Section 5.  Bank's Discretion; Amendments to Letters of Credit.

                 Section  5.1  The Bank:

         (i) shall not be deemed to be a trustee or agent for the Participant in connection with the Letters of Credit, the Obligations, the Credit Documents, the Collateral or the Participation;

         (ii) may, except as otherwise provided in Section 5.2, use its sole discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action, which the Bank may be entitled to exercise or take under or in respect of the Letters of Credit, the Obligations, the Credit Documents or the Collateral, including, without limitation, rights and actions relating to any waiver or amendment of any term thereof and rights, powers and remedies upon a default or event of default;

         (iii) may reasonably rely upon the advice of legal counsel, accountants and other experts and upon any written communication or any telephone conversation which the Bank believes to be genuine and correct or to have been signed, sent or made by the proper person or entity; and

         (iv) shall have no obligation to make any claim against, or assert any lien upon, any property (not constituting Collateral) held by the Bank or assert any offset thereagainst.

                 Section 5.2 Without the prior written consent of the Participant, the Bank will not agree to any waiver or amendment of the terms of any Letter of Credit, or any Credit Document that would:

         (i)              increase the amount of any Letter of Credit;

         (ii) extend the expiration date of any Letter of Credit or change the demand nature of any Obligation;


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


         (iii) reduce the rate of interest payable on any Obligation or release or compromise the obligation of the Applicant with respect to the payment of any principal of or interest on any Obligation; or

         (iv) release any Collateral (except as may be expressly provided in the Credit Documents relating to such Collateral);


provided, however, that the restrictions contained in this Section 5.2 shall not apply in respect of any such waiver or amendment required or imposed pursuant to or in connection with any bankruptcy, insolvency, moratorium or other similar law or event affecting the Applicant, or if required by any other applicable law, rule, regulation, order or decree of any governmental authority.

                 Section 6.       Credit Analysis.

                 Section 6.1 The Participant hereby acknowledges that the Bank has made available to the Participant copies of the Letters of Credit and the Credit Documents relating thereto. The Participant represents and warrants to the Bank that it has made, independently and without reliance on the Bank, its own credit analysis of the Applicant, and its own investigation of the risks involved in the transactions contemplated by this Agreement, and that it is not relying on any statement or representation with respect thereto made by the Bank.

                 Section 7.  Indemnification.

                 Section 7.1 Except to the extent recovered by the Bank from the Applicant promptly following demand therefore, the Participant will pay to the Bank an amount equal to sixty percent (60%) of any and all costs, expenses, claims, losses and liabilities (including reasonable attorneys' fees) incurred by the Bank at any time after the date hereof, in connection with the Letters of Credit, the Reimbursement Obligations, the Credit Documents or the Collateral, except for those incurred by reason of the Bank's gross negligence or willful misconduct.

                 Section 8.  Assignments.

                 Section 8.1 The Participant shall not, without the prior written consent of the Bank, sell, assign, subparticipate or otherwise transfer its rights under this Agreement.

                 Section 8.2 The Bank shall not, without the prior written consent of the Participant, sell, assign, or otherwise transfer its rights under the Letters of Credit, the Obligations, the Credit Documents or the Collateral.


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                 Section  8.3  Subject to the foregoing, all of the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Bank and the Participant.

                 Section 9.  Miscellaneous.

                 Section 9.1 Except as otherwise provided in the Intercreditor Agreement, the Participant shall not have or assert or seek to exercise, any right of legal redress against the Applicant or any Collateral in respect of the Letters of Credit, the Obligations, or the Credit Documents.
The Participant agrees that, except as otherwise provided in the Intercreditor Agreement, the Bank may take such legal action to enforce or protect the Bank, the Participant and/or the interests of the Bank and the Participant in respect of the Letters of Credit, the Obligations and the Credit Documents as the Bank may determine necessary or appropriate in its sole discretion.

                 Section 9.2 This Agreement constitutes the entire agreement of the Bank and the Participant with respect to the subject matter hereof and may not be modified, amended or changed in any respect except by the written agreement of the Bank and the Participant.

                 Section 9.3 The Bank and the Participant shall disclose to the other promptly upon obtaining actual knowledge thereof any information concerning the occurrence of any material adverse change in the financial condition of the Applicant or of any material damage to or destruction of any Collateral; provided, however, that neither the Bank nor the Participant shall have any liability for its failure to make such disclosure unless such failure was occasioned by its gross negligence or willful misconduct.

                 Section 9.4 Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto shall be given or made only by hand, Federal Express, Express Mail or other recognized overnight delivery service or by certified or registered mail, or by telecopier to the fax numbers listed below, and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by Federal Express, Express Mail or overnight delivery service, one (1) Business Day after dispatch; if mailed by certified or registered mail, return receipt requested, five (5) days after mailing; and if by telecopier, upon receipt by the sending party of confirmation of transmission. All notices, requests and demands sent by telecopier shall be followed by the original thereof, sent as otherwise provided above, and all notices, requests and demands are to be given or made to the respective parties at the address (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph) set forth herein.

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                 Section  9.5  This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

                 Section 9.6 This Agreement shall inure solely to the benefit of the Bank and the Participant, and their successors and permitted assigns, and no third party (including, without limitation, the Applicant) shall have any rights hereunder as a third-party beneficiary or otherwise.

                 Section 9.7 The Bank and the Participant each irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of the Federal Courts located in the City of New York in any action or proceeding arising under or in connection with this Agreement, the Letters of Credit, the Obligations, the Credit Documents, and the Collateral.


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                 IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed by its duly authorized officer as of the day and year first set forth above.


         BANK:            NATWEST BANK N.A.


                          By:
                             ---------------------------------
                             Name:
                             Title:

                          Address: 1133 Avenue of the Americas
                                   New York, New York 10036
                                   Fax No:  (212) 703-1574
                                   Attention:


         PARTICIPANT:     REPUBLIC NATIONAL BANK OF NEW YORK


                          By:
                             ---------------------------------
                             Name:  Joel Burbank
                             Title: Senior Vice President


                          Address: 452 Fifth Avenue
                                   New York, New York 10018
                                   Fax No:  (212) 525-5676
                                   Attention: Mr. Joel Burbank





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
                                   EXHIBIT A
                                   ---------

L/C Number      Issuance Date     Expiration Date     $ Amount Remaining Undrawn
----------      -------------     ---------------     --------------------------



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                                   EXHIBIT B

                           Wire Transfer Instructions

NatWest Bank N.A.

All wires to be sent to:

NatWest Bank N.A.
1133 Avenue of the Americas
New York, New York  10036

ABA # ____________________

Attention: ____________________________________



Republic National Bank of New York

All wires to be sent to:

Republic National Bank of New York
452 Fifth Avenue
New York, New York  10018
ABA # 021004823

Attention: Mr. Joel Burbank





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